EXHIBIT 99.1

CMGI Sells Ownership Interest in Tallán, Inc.

to Current Management-Led Group

ANDOVER, Mass., March 7, 2003—CMGI, Inc. (Nasdaq: CMGI) today announced that it has sold its ownership interest in Tallán, Inc.—a professional services firm providing customized technology solutions to Global 2000 firms—to a group led by current management of Tallán including President and Chief Executive Officer Peter Bourdon. Terms of the transaction were not disclosed.

As a result of this transaction, the financial results of Tallán, including its net revenues, pro forma operating results, and cash and cash equivalents balances, will no longer be included in CMGI’s consolidated financial results.

“Consistent with the strategic principles we first outlined in June, we are exiting the technology professional services business as it is not core to CMGI’s future,” said George A. McMillan, president and chief executive officer, CMGI, Inc. “This action is consistent with our stated financial goals and a tightly-defined business focus for our company. We wish Pete and Tallán continued success.”

Peter Bourdon said, “We view this as a tremendous opportunity for Tallán. Notwithstanding the challenges faced by the technology services and application development sector, Tallán has an exceptional and stable customer base and looks forward to the opportunity.”

About CMGI

CMGI, Inc. (Nasdaq: CMGI) provides technology and e-commerce solutions that help businesses market, sell and distribute their products and services. CMGI offers targeted solutions including industry-leading global supply chain management and web-based distribution and fulfillment.

CMGI’s corporate headquarters are located at 100 Brickstone Square, Andover, Mass. 01810. For additional information, see www.cmgi.com.

About Tallán

Tallán is a professional services firm providing customized technology solutions to Global 2000 and brand name online firms. Since 1985, through the combined expertise of the company’s development, infrastructure and creative practices, Tallán has been building intelligent technology systems that help clients achieve critical business goals. Tallán has a heritage of hiring and deploying exceptional talent and focusing on execution—finishing and delivering engagements on time. The company is a majority-owned operating company of CMGI, Inc. and is based in Glastonbury, CT., with offices in Los Angeles, Chicago, Boston, New York, Washington, D.C. and San Francisco.

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This release contains forward-looking statements which address a variety of subjects including, for example, the expected effects of the sale of Tallan on CMGI’s financial condition and results of operations and the expected benefits and results of CMGI’s continuing restructuring efforts. The following important factors and uncertainties, among others, could cause actual results to differ materially from those described in these forward-looking statements: CMGI’s success, including its ability to decrease its cash burn rate, improve its cash position, grow its businesses and revenues and reach profitability, depends on its ability to execute on its business strategy and the continued and increased demand for and market acceptance of CMGI’s and its operating companies’ products and services; CMGI may experience difficulties integrating technologies, operations and personnel in accordance with its business strategy; and increased competition and technological changes in the markets in which CMGI competes. For detailed information about factors that could cause actual results to differ materially from those described in the forward-looking statements, please refer to CMGI’s filings with the Securities and Exchange Commission, including CMGI’s most recent Quarterly Report on Form 10-Q. Forward-looking statements represent management’s current expectations and are inherently uncertain. We do not undertake any obligation to update forward-looking statements made by us.

Media Contacts:
John Stevens	Gretchen Lunsford
CMGI Corporate Communications	Tallán Inc.
(978) 684-3655	(800) 677-3693
jstevens@cmgi.com	gretchen.Lunsford@tallan.com